Exhibit 99.2

Certain Illustrative Financial Projections

The Company does not, as a matter of course, publicly disclose forecasts as to future financial performance, earnings or other results and is especially cautious of making forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the discussions leading up to the execution of the Noteholder Support Agreement, the Company provided the advisors to the Consenting Noteholders certain non-public forecasts, as described in more detail below, that were prepared by management of the Company and not for public disclosure. The Company is informed that the forecasts were provided by such advisors to the Consenting Noteholders. A copy of the illustrative financial projections has been included as Exhibit 99.2 hereto. The information included in Exhibit 99.2 is deemed to be furnished, not filed, pursuant to the instructions to Form 8-K.

The inclusion of the summary of illustrative financial projections should not be regarded as an indication that any of the Company, its affiliates, its advisors, its board of directors, the Consenting Noteholders or any other person considered, or now considers, the illustrative financial projections to be material or to be a reliable prediction of actual future results, and these illustrative financial projections should not be relied upon as such. Such illustrative financial projections were neither prepared with a view to public disclosure, nor were such projections prepared in compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. The Company’s independent public registered accounting firm has not audited, examined, compiled or performed any procedures with respect to any of the illustrative financial projections, and does not express any conclusion or any form of assurance with respect to such illustrative financial projections and, accordingly, assumes no responsibility for them.

The Company cautions that the illustrative financial projections are speculative in nature and based upon subjective decisions and assumptions. Since the illustrative financial projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year. The illustrative financial projections were prepared in September, 2011, reflect actual results through June 30, 2011 and only partially reflect the impact of the proposed Restructuring. Such projections do not reflect revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared. Accordingly, there can be no assurance that the results reflected in the illustrative financial projections will be realized, and actual results may vary materially from those reflected in such illustrative financial projections. As a result, the illustrative financial projections should not be relied on as necessarily predictive of actual future events.

While presented with numerical specificity, the illustrative financial projections are necessarily based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management.

The following projected financial data for the Company was provided by management to the advisors of the Consenting Noteholders:

William Lyon Homes

Exhibit 1 - Forecast Highlights

In $Millions, except per unit data or unless otherwise noted

	2011	2012	2013	2014	2015
Income Statement Forecast Summary
Units Closed (Homes, Consolidated)	634	847	1,164	1,362	1,620
Average Selling Price	$343,162	$288,125	$379,521	$415,713	$415,667
Total Revenue	$219.2	$256.2	$458.3	$576.4	$683.6
Homebuilding Gross Margin [1], [2]	9%	17%	23%	27%	24%
Selling, General, & Administrative Expense [3]	$40.6	$34.7	$50.0	$61.0	$62.9
Adjusted EBITDA [4]	$(7.1)	$16.4	$54.4	$80.5	$84.6

Cash Flow Forecast Summary [5]
Cash Receipts from Revenue [5a]	$211.2	$236.8	$319.2	$404.2	$306.7
Cash Expenditures for Land Acquisitions [5b]	(19.9)	(28.2)	(41.3)	(55.4)	(98.3)
Cash Expenditures for Horizontal and Vertical Costs [5c]	(110.9)	(147.4)	(179.2)	(189.5)	(158.6)
Cash Paid for Selling, General, & Administrative Expenses [3], [5d]	(44.0)	(34.4)	(43.1)	(49.6)	(45.7)
Distributions / (Contributions) from Joint Ventures, Net [3], [5d]	(7.3)	(20.6)	1.7	(13.5)	5.2
Other Net Cash Flows [5e]	62.8	2.0	3.8	(0.1)	6.7
Cash Payments for Income Taxes [5f]	(0.0)	(0.0)	(0.0)	(0.7)	(1.4)
Cash Flow Before Debt Service [6]	$91.9	$8.1	$61.0	$95.4	$14.6

Balance Sheet Forecast Summary
Consolidated Inventory Owned (Excl. Not Owned)	$455.0	$530.2	$540.7	$600.7	$625.3
Minority Interest in Consolidated JVs	63.8	61.2	72.1	192.5	163.9

Notes

[1]	Defined as the gross profit (homebuilding revenue less homebuilding cost of sales) divided by homebuilding revenue.
[2]	Amounts reflected in 2012 and beyond are based upon the estimated impacts of fresh start accounting.
[3]	Excludes non-recurring professional fees incurred and includes Construction Management Income.
[4]	Adjusted EBITDA means net (loss) income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) gain on retirement of debt, (v) loss on disposition of fixed assets, (vi) depreciation and amortization, (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures and (viii) non-recurring professional fees.
[5]	Individual line items reflect projected cash receipts and projected cash expenditures for wholly-owned items. Definitions of each line-item are as follows:
[5a]	Net cash received from the sale of homes.
[5b]	Net cash paid for land acquisition.
[5c]	Net cash paid for development of land and construction of homes.
[5d]	Net cash paid for selling, general and administrative expenses.
[5e]	Other immaterial net cash flows.
[5f]	Cash payments for income taxes.
[6]	Cash flow before debt service is defined as net cash received from revenue, less cash expenditures for land acquisitions, cash expenditures for horizontal and vertical development costs, cash paid for selling, general and administrative expenses, distributions/contributions from joint ventures, net, other net cash flows and cash payments for income taxes. It does not include cash expenditures related to interest expense, principal payments or loan costs.

William Lyon Homes

Exhibit 1 - Forecast Highlights

In $Millions, except per unit data or unless otherwise noted

	2011	2012	2013	2014	2015
Divisional Forecast Summary
Southern California
Units Closed (Homes, Consolidated) [1]	254	237	391	430	413
Units Owned (Consolidated)	468	582	439	759	1,017
Total Revenue	$124.5	$107.2	$229.8	$201.7	$203.8
Cash Flow Before Debt Service [2]	42.0	11.4	47.4	37.8	(30.0)
Land Acquisitions [3]	(20.8)	(26.9)	(32.0)	(50.6)	(46.1)
Consolidated Inventory Owned (Excl. Not Owned)	100.0	153.1	98.1	188.7	301.0

Northern California
Units Closed (Homes, Consolidated) [1]	141	160	154	269	550
Units Owned (Consolidated)	767	607	781	856	682
Total Revenue	$52.7	$49.3	$69.2	$201.2	$296.3
Cash Flow Before Debt Service	12.6	(0.9)	(7.7)	22.8	(0.9)
Land Acquisitions [3]	1.0	0.0	0.0	(0.5)	(47.9)
Consolidated Inventory Owned (Excl. Not Owned)	90.4	107.7	182.3	176.3	122.7

Arizona
Units Closed (Homes, Consolidated) [1]	110	263	407	407	334
Units Owned (Consolidated)	6,178	5,776	5,366	4,914	4,535
Total Revenue	$17.3	$64.0	$116.7	$111.1	$91.4
Cash Flow Before Debt Service	(9.0)	6.0	45.8	42.2	43.7
Land Acquisitions [3]	(0.0)	0.0	(3.2)	0.0	0.0
Consolidated Inventory Owned (Excl. Not Owned)	209.8	214.2	191.6	175.2	152.0

Nevada
Units Closed (Homes, Consolidated) [1]	129	187	212	256	323
Units Owned (Consolidated)	2,662	2,580	2,664	2,087	1,443
Total Revenue	$24.7	$35.8	$42.5	$62.3	$92.0
Cash Flow Before Debt Service	(3.2)	0.9	(11.0)	11.5	21.7
Land Acquisitions [3]	(0.1)	(1.3)	(6.1)	(4.4)	(4.3)
Consolidated Inventory Owned (Excl. Not Owned)	52.3	52.7	66.2	58.0	47.1

Notes

[1]	Includes closings from Consolidated JVs.
[2]	Cash flow before debt service is defined as net cash received from revenue, less cash expenditures for land acquisitions, cash expenditures for horizontal and vertical development costs, cash paid for selling, general and administrative expenses, distributions/contributions from joint ventures, net, other net cash flows and cash payments for income taxes. It does not include cash expenditures related to interest expense, principal payments or loan costs.
[3]	Land Acquisitions represent wholly owned purchases only.

The following measures included in the projections were not prepared in accordance with generally accepted accounting principles (“GAAP”):

•	Homebuilding Gross Margin

•	Adjusted EBITDA

•	Cash Receipts from Revenue

•	Cash Expenditures for Land Acquisitions

•	Cash Expenditures for Horizontal and Vertical Costs

•	Cash Paid for Selling, General, & Administrative Expenses

•	Other Net Cash Flows

•	Cash Payments for Income Taxes

•	Cash Flow Before Debt Service

Management has included these measures because they were provided to the advisors to the Company’s Noteholders. Management believes that the measures described above may be useful to investors, lenders and stakeholders because they could provide perspective on the underlying operating performance of the business, both historical and forecast. However, those measures are not GAAP financial measures and other companies in the homebuilding industry may calculate similar measures differently, if at all. Such measures generally exclude significant components used to calculate financial measures in accordance with GAAP. These measures should not be considered as alternatives for net (loss) income, cash flows from operating activities and other consolidated income, operating performance or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity.

NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES CAN GIVE ANY ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER FROM THE ILLUSTRATIVE FINANCIAL PROJECTIONS, AND NONE OF THEM UNDERTAKES ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ILLUSTRATIVE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH PROJECTIONS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE SHOWN TO BE IN ERROR. THE COMPANY DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE ILLUSTRATIVE FINANCIAL PROJECTIONS, EXCEPT AS OTHERWISE REQUIRED BY LAW.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Investors are cautioned that all of the information and statements contained in these projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the Company, economic and market factors and the homebuilding industry.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the outcome of any court proceedings, including whether or not the proposed Plan is ultimately approved by a court and the final terms thereof; the potential adverse impact of any court proceedings on the Company’s business, financial condition or results of operations; the Company’s ability to obtain court approval with respect to motions in the court proceedings prosecuted from time to time and to develop, prosecute and confirm and consummate any plan of reorganization with respect to the proceedings and to consummate all of the transactions contemplated by any such plan of reorganization or upon which consummation of such plan may be conditioned; the occurrence of any event, change or other circumstance that could give rise to the termination of the support agreements that the Company has entered into with certain of its creditors; the Company’s ability to successfully implement its core market strategy; worsening in general economic conditions either nationally or in regions in which the Company operates; worsening in the markets for residential housing or further decline in real estate values resulting in further impairment of the company’s real estate assets; volatility in the banking industry and credit markets; terrorism or other hostilities involving the United States; whether an ownership change occurred which could, under certain circumstances, have resulted in the limitation of the Company’s ability to offset prior years’ taxable income with net operating losses; changes in home mortgage interest rates; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; labor shortages; adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; anticipated tax refunds; the timing of receipt of regulatory approvals; and the opening of projects and the availability and cost of land for future growth.